Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RTM3 REGISTERED NO. __	FACE AMOUNT: $______________

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Market Linked Notes due March 27, 2023

Linked to an Equity Index Basket

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be March 27, 2023. If no Market Disruption Event (as defined below) occurs or is continuing with respect to a Basket Component (as defined below) on the scheduled Calculation Day (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the Calculation Day, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the Ending Level (as defined below) is determined and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Redemption Amount

The “Redemption Amount” of this Security will equal:

•	if the Ending Level is greater than the Starting Level: the Face Amount plus:

Face Amount	x	Ending Level – Starting Level	x	Participation Rate	; or
Starting Level

•	if the Ending Level is less than or equal to the Starting Level: the Face Amount.

“Basket” shall mean a basket comprised of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: S&P 500 Index (55%); Russell 2000 Index (15%); and MSCI EAFE Index (30%).

“Basket Component” shall mean each of the S&P 500 Index, Russell 2000 Index and MSCI EAFE Index.

The “Pricing Date” shall mean March 18, 2014.

The “Initial Determination Day” is (i) with respect to the S&P 500 Index and the Russell 2000 Index, the Pricing Date, and (ii) with respect to the MSCI EAFE Index, March 19, 2014, which is the first succeeding Trading Day with respect to the MSCI EAFE Index following the Pricing Date on which a Market Disruption Event with respect to the MSCI EAFE Index is not occurring or continuing.

The “Starting Level” is 100.

The “Ending Level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 55% of the Basket Component Return of the S&P 500 Index; (B) 15% of the Basket Component Return of the Russell 2000 Index; and (C) 30% of the Basket Component Return of the MSCI EAFE Index.

The “Basket Component Return,” with respect to a Basket Component, shall be calculated as follows:

Final Component Level – Initial Component Level

Initial Component Level

The “Initial Component Levels” of the Basket Components are the Closing Levels of the Basket Components on the Initial Determination Day and are as follows: S&P 500 Index (1872.25); Russell 2000 Index (1205.0392); and MSCI EAFE Index (1888.12).

The “Final Component Level” of a Basket Component will be the Closing Level of such Basket Component on the Calculation Day.

The “Closing Level” of a Basket Component on any Trading Day means the official closing level of such Basket Component as reported by the Index Sponsor of such Basket Component on such Trading Day.

The “Participation Rate” is 102.77%.

“Index Sponsor” shall mean the sponsor of a Basket Component.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

The “Calculation Day” shall be March 20, 2023. If the scheduled Calculation Day is not a Trading Day with respect to a Basket Component, the Calculation Day for such Basket Component will be postponed to the next succeeding day that is a Trading Day with respect to such Basket Component. Notwithstanding the postponement of the Calculation Day for a particular Basket Component due to a non-Trading Day for such Basket Component, the originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by such non-Trading Day. The Calculation Day is also subject to postponement due to the occurrence of a Market Disruption Event. If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the Calculation Day, then the Calculation Day for such Basket Component will be postponed to the first succeeding Trading Day for such Basket Component on which a Market Disruption Event for such Basket Component has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Basket Component after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day for such Basket Component. If the Calculation Day for such Basket Component has been postponed eight Trading Days for such Basket Component after the originally scheduled Calculation Day for such Basket Component, and a Market Disruption Event occurs or is continuing with respect to such Basket Component on such eighth Trading Day, the Calculation Agent will determine the Closing Level of such Basket Component on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of such Basket Component last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the actual close of trading of the regular trading session of the primary exchange or quotation system on which such security is traded) on such date of each security included in such Basket Component. See “—Market Disruption Events.” As used herein, “closing price” means, with respect to any security on any date, the traded or quoted price of such security as of the actual close of trading on such date of the regular trading session of the primary exchange or quotation system on which such security is traded. Notwithstanding the postponement of the Calculation Day for a particular Basket Component due to a Market Disruption Event with respect to such Basket Component, the originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by a Market Disruption Event.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of May 29, 2012 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Ending Level and the Redemption Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Certain Definitions Applicable to the S&P 500 Index and the Russell 2000 Index

A “Trading Day” with respect to the S&P 500 Index or the Russell 2000 Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Exchanges with respect to each security underlying such Basket Component are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Exchange with respect to such Basket Component is scheduled to be open for trading for its regular trading session.

The “Related Exchange” for the S&P 500 Index or the Russell 2000 Index means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Basket Component.

The “Relevant Exchange” for any security then underlying the S&P 500 Index or the Russell 2000 Index means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.

Certain Definitions Applicable to the MSCI EAFE Index

A “Trading Day” with respect to the MSCI EAFE Index means a day, as determined by the Calculation Agent, on which (i) the sponsor of the MSCI EAFE Index is scheduled to publish the level of the MSCI EAFE Index and (ii) each Relevant Stock Exchange and each Related Futures or Options Exchange is scheduled to be open for trading for its Regular Trading Session.

A “Material Local Market Index” means a local market index that has a material effect on a market participant’s ability to replicate the performance of the MSCI EAFE Index, as determined by the Calculation Agent.

A “Relevant Stock Exchange” means, in relation to each Material Local Market Index (and in relation to (i) each Related Futures or Option Contract relating to such Material Local Market Index, (ii) each Related Futures or Options Exchange on which such Related Futures or Option Contract trades and (iii) each security included in such Material Local Market Index), the primary exchange or quotation system on which the securities that compose such Material Local Market Index are traded, as determined by the Calculation Agent.

A “Related Futures or Options Exchange” means an exchange or quotation system where trading has a material effect on the overall market for futures or options contracts relating to the MSCI EAFE Index or any Material Local Market Index, as determined by the Calculation Agent.

A “Related Futures or Option Contract” means, with respect to a Related Futures or Options Exchange and any day, the futures or option contract relating to the MSCI EAFE Index or any Material Local Market Index that is traded on such Related Futures or Options Exchange and that has a material effect on a market participant’s ability to replicate the performance of the MSCI EAFE Index, as determined by the Calculation Agent on that day.

A “Regular Trading Session” means, on any day, with respect to a Relevant Stock Exchange or a Related Futures or Options Exchange, the official, regular weekday trading session of such Relevant Stock Exchange or such Related Futures or Options Exchange, as applicable, on such day, without regard to after hours or any other trading outside the hours of such official, regular weekday trading session. For purposes of this definition, (i) with respect to a Relevant Stock Exchange, if there is more than one official, regular weekday trading session, the “Regular Trading Session” on any day refers to the afternoon trading session on such day; and (ii) with respect to a Related Futures or Options Exchange, the “Regular Trading Session” on any day refers to the official, regular weekday trading session within which the scheduled closing time of the Regular Trading Session of the Relevant Stock Exchange falls on that day. For purposes of clause (ii) of the preceding sentence, (x) the Relevant Stock Exchange with respect to a Related Futures or Options Exchange for Related Futures or Option Contracts relating to the MSCI EAFE Index is the Relevant Stock Exchange that has the latest scheduled closing time (in Greenwich mean time) of its Regular Trading Session; and (y) if a Related Futures or Options Exchange does not designate an official, regular weekday trading session for such exchange but instead designates an official, regular weekday trading session for particular futures or option contracts, then the reference to the “official, regular weekday trading session” will mean the official, regular weekday trading session for the Related Futures or Option Contract that trades on such Related Futures or Options Exchange.

Discontinuance Of A Basket Component; Alteration Of Method Of Calculation

If an Index Sponsor discontinues publication of a Basket Component, and such Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to such Basket Component (a “Successor Basket Component”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Basket Component as calculated by the relevant Index Sponsor or any other entity and calculate the Closing Level of such Basket Component as described above. Upon any selection by the Calculation Agent of a Successor Basket Component, the Company will cause notice to be given to the Holder of this Security.

In the event that an Index Sponsor discontinues publication of a Basket Component prior to, and the discontinuance is continuing on, the Calculation Day and the Calculation Agent determines that no Successor Basket Component is available at such time, the Calculation Agent will calculate a substitute Closing Level for such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the discontinuance, but using only those securities that comprised such Basket Component immediately prior to that discontinuance. If a Successor Basket Component is selected or the Calculation Agent calculates a level as a substitute for such Basket Component, the Successor Basket Component or level will be used as a substitute for such Basket Component for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on the Calculation Day the Index Sponsor of a Basket Component fails to calculate and announce the level of such Basket Component, the Calculation Agent will calculate a substitute Closing Level of such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the failure, but using only those securities that comprised such Basket Component immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth above under the definition of “Calculation Day” shall apply in lieu of the foregoing.

If at any time an Index Sponsor makes a material change in the formula for or the method of calculating a Basket Component, or in any other way materially modifies a Basket Component (other than a modification prescribed in that formula or method to maintain such Basket Component in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Level of such Basket Component is to be calculated, calculate a substitute Closing Level of such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the change, but using only those securities that comprised such Basket Component immediately prior to that change. Accordingly, if the method of calculating such Basket Component is modified so that the level of such Basket Component is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust such Basket Component in order to arrive at a level of such Basket Component as if it had not been modified.

Market Disruption Events

A “Market Disruption Event” means, with respect to the S&P 500 Index or the Russell 2000 Index, any of (A), (B), (C), (D), (E) and (F) below, as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Basket Component or any Successor Basket Component at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Exchange or otherwise in futures or options contracts relating to such Basket Component or any Successor Basket Component on any Related Exchange at any time during the one-hour period that ends at the Close of

Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Basket Component or any Successor Basket Component on their Relevant Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or any Successor Basket Component on any Related Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure on any Exchange Business Day of the Relevant Exchanges on which securities that then comprise 20% or more of the level of such Basket Component or any Successor Basket Component are traded or any Related Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Exchange or Related Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Exchange or Related Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Exchange or Related Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Exchange for any security underlying such Basket Component or Successor Basket Component or any Related Exchange fails to open for trading during its regular trading session.

Solely for purposes of determining whether a Market Disruption Event has occurred with respect to the S&P 500 Index or the Russell 2000 Index:

(1)

the relevant percentage contribution of a security to the level of such Basket Component or any Successor Basket Component will be based on a comparison of (x) the portion of the level of such Basket Component attributable to that security and (y) the overall level of such Basket Component or Successor Basket Component, in each case immediately before the occurrence of the Market Disruption Event;

(2)	the “Close of Trading” means the Scheduled Closing Time of the Relevant Exchanges with respect to the securities underlying such Basket Component or any Successor Basket Component;

(3)

the “Scheduled Closing Time” of any Relevant Exchange or Related Exchange on any Trading Day for such Basket Component or any Successor Basket Component means the scheduled weekday closing time of such Relevant

Exchange or Related Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “Exchange Business Day” means any Trading Day for such Basket Component or any Successor Basket Component on which each Relevant Exchange for the securities underlying such Basket Component or any Successor Basket Component and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to the MSCI EAFE Index, any of (A), (B) or (C) below, as determined by the Calculation Agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security that is included in any Material Local Market Index and traded on the Relevant Stock Exchange, and the aggregate of all such securities with respect to which any of the following events occurs or exists comprise 20% or more of the level of such Material Local Market Index:

—

a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise at any time during the one-hour period that ends at the actual close of trading of the Regular Trading Session of the Relevant Stock Exchange on that day, whether by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise;

—

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on the Relevant Stock Exchange at any time during the one-hour period that ends at the actual close of trading of the Regular Trading Session of the Relevant Stock Exchange on that day; or

—

on any Exchange Business Day, the closure of the Regular Trading Session of the Relevant Stock Exchange prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange at least one hour prior to the earlier of (i) the actual close of trading of the Regular Trading Session of the Relevant Stock Exchange on that day and (ii) the submission deadline for orders to be entered into the Relevant Stock Exchange system for execution at such actual close of trading.

(B)	Any of the following events occurs or exists with respect to any Related Futures or Option Contract:

—

a material suspension of or limitation imposed on trading by the Related Futures or Options Exchange or otherwise at any time during the one-hour period that ends at the actual close of trading of the Regular Trading Session of the Relevant Stock Exchange on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise;

—

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such Related Futures or Option Contract on the Related Futures or Options Exchange at any time during the one-hour period that ends at the actual close of trading of the Regular Trading Session of the Relevant Stock Exchange on that day; or

—

on any Exchange Business Day, the closure of the Regular Trading Session of the Related Futures or Options Exchange prior to the actual close of trading of the Regular Trading Session of the Relevant Stock Exchange on that day.

(C)	Any Relevant Stock Exchange or any Related Futures or Options Exchange fails to open for trading during its Regular Trading Session.

For purposes of the definition of “Market Disruption Event” with respect to the MSCI EAFE Index:

(1)

the relevant percentage contribution of a security included in a Material Local Market Index to the level of such Material Local Market Index will be based on a comparison of (x) the portion of the level of such Material Local Market Index attributable to that security to (y) the overall level of such Material Local Market Index, in each case immediately before the occurrence of the Market Disruption Event;

(2)

on any Trading Day, the Relevant Stock Exchange with respect to a Related Futures or Option Contract relating to the MSCI EAFE Index is the Relevant Stock Exchange that has the latest actual close of trading (in Greenwich mean time) of its Regular Trading Session on that Trading Day; and

(3)

an “Exchange Business Day” means any Trading Day on which each Relevant Stock Exchange and each Related Futures or Options Exchange is open for trading for its Regular Trading Session, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to the scheduled closing time of such Regular Trading Session.

Calculation Agent

The Calculation Agent will determine the Redemption Amount and the Ending Level. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of a Basket Component under the circumstances described in this Security, (ii) if publication of a Basket Component is discontinued, select a Successor Basket Component or, if no Successor Basket Component is available, determine the Closing Level of such Basket Component under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to March 27, 2023. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof calculated as provided herein; provided, however, that the Redemption Amount will be calculated as though the date of acceleration were the Calculation Day.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: _____________

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,

      as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,

    as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Market Linked Notes due March 27, 2023

Linked to an Equity Index Basket

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the

Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Redemption Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.